Exhibit 99.1
Archemix and GlaxoSmithKline Form Strategic Alliance To Develop Aptamers to
Treat Inflammatory Diseases
CAMBRIDGE, Ma, LONDON, United Kingdom, PHILADELPHIA, Penn., December 23, 2008 — Archemix Corp. and GlaxoSmithKline (GSK) today announced a worldwide strategic alliance to discover, develop and commercialize aptamer therapeutics to treat inflammatory diseases, such as rheumatoid arthritis and inflammatory bowel disease. Aptamers are synthetised oligonucleotides, or short nucleic acid sequences, that bind to proteins with high affinity and specificity.
The alliance leverages Archemix’ unique expertise and intellectual property position in the discovery and development of aptamer therapeutics and provides GSK with an option to license product candidates directed at seven different aptamer targets with relevance in inflammatory disease.
Under the terms of the agreement, Archemix will receive $27.5 million in upfront payments from GSK, including a $6.5 million equity investment by GSK in the company. Archemix could also be eligible to receive up to $200 million in development, regulatory and sales milestone payments for each of the seven aptamer therapeutics which may be discovered and developed as part of the alliance. Archemix would also receive tiered royalties up to lower double digits on worldwide sales of products that may result from the alliance.
“We are very excited about this collaboration with GSK. GSK is an outstanding partner with leadership and expertise in inflammation, and we look forward to expanding our efforts in inflammation where aptamers could offer novel options to treat disease,” said Errol DeSouza, Ph.D., President and Chief Executive Officer of Archemix. “This is another step forward in our strategy to leverage our intellectual property estate together with our significant internal capabilities in order to develop aptamers for a variety of therapeutic areas with key partners who are experts in their field.”
Archemix will be responsible for the discovery and development of the aptamer therapeutics through completion of clinical proof of mechanism, unless GSK chooses to exercise its option earlier. After exercise of the option, GSK will have an exclusive license to drug product candidates developed under each program by Archemix for the relevant aptamer target for further development and commercialization on a worldwide basis. Archemix will have the right to further develop and commercialize any aptamer therapeutics which GSK chooses not to develop or commercialize.
“This innovative multi-target drug-discovery deal is an important extension of our externalisation strategy and provides GSK with an outstanding opportunity to work with the world leader in aptamer discovery and development,” said Jose Carlos Gutierrez-Ramos, PhD., Senior Vice President and Head of the Immuno-Inflammation Centre of Excellence for Drug Discovery in GSK. “The application of aptamers with their unique properties is an exciting opportunity that holds enormous potential for the treatment of many devastating diseases of the immune system.”
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About Aptamers
Aptamers are synthetically-derived oligonucleotides, or short nucleic acid sequences, that bind to protein targets with high affinity and specificity and can be designed to have a specified duration of action. Aptamers represent an emerging class of potential therapeutic agents that Archemix believes may have broad application to treat a variety of human diseases.
About Archemix
Archemix is a biotechnology company focused on discovering, developing and commercializing aptamer therapeutics. Using Archemix’s processes for discovering aptamers, which are protected by its broad patent portfolio, Archemix is developing aptamer product candidates for rare hematological diseases. In addition, Archemix has licensed its intellectual property to third parties to develop their own aptamer product candidates in other areas. Currently, Archemix’s licensees are evaluating five different aptamer product candidates in human clinical trials; two in Phase 2 and three in Phase 1. Archemix has additional partnerships with several pharmaceutical and biotechnology companies, including Merck Serono, Pfizer, Takeda, Eli Lilly and Isis Pharmaceuticals.
On November 18, 2008, Archemix announced that it had entered into a merger agreement with NitroMed, Inc., (NASDAQ: NTMD) pursuant to which Archemix has agreed to merge with NitroMed in an all-stock transaction. The merger is subject to approval by Archemix’s and NitroMed’s stockholders, consummation of the sale of NitroMed’s BiDil and BiDil XR drug business and other customary closing conditions. As a result of the $27.5 million in upfront payments received by Archemix from GSK, Archemix now estimates that cash and cash equivalents for the combined company at the closing of the merger will be approximately $78-88 million.
Important Additional Information Will Be Filed with the SEC
In connection with Archemix’s proposed merger with NitroMed, NitroMed has filed with the SEC a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. Once the Form S-4 is declared effective by the SEC, the joint proxy statement/prospectus will be mailed to stockholders of NitroMed and Archemix. The joint proxy statement/prospectus will contain important information about NitroMed, Archemix, the transaction and related matters. In addition, NitroMed has filed with the SEC and mailed to its stockholders a definitive proxy statement in connection with the previously-announced proposed sale of its BiDil and BiDil XR drug business to JHP Pharmaceuticals, LLC. The definitive proxy statement contains important information about NitroMed, the proposed sale of the BiDil and BiDil XR drug business and related matters. Investors and security holders of Archemix and NitroMed are urged to read carefully both the joint proxy statement/prospectus relating to the merger, when it is available, and the definitive proxy statement relating to the proposed sale of the BiDil and BiDil XR drug business.
Investors and security holders of Archemix will be able to obtain free copies of the joint proxy statement/prospectus for the merger (when it is available) by contacting Archemix Corp., Attn: Secretary, 300 Third Street, Cambridge, MA 02142. In addition, investors and security holders of NitroMed will be able to obtain free copies of the definitive proxy statement for the proposed sale of the BiDil and BiDil XR drug business and the joint proxy statement/prospectus for the proposed merger (when it is available), and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov and also by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.
Archemix and NitroMed, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement with NitroMed. In addition, NitroMed, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the purchase and sale agreement with JHP Pharmaceuticals relating to the sale of the BiDil and BiDil XR drug business. Information regarding NitroMed’s directors and executive officers is contained in NitroMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 16, 2008, which are filed with the SEC. As of November 30, 2008, NitroMed’s directors and executive officers beneficially owned approximately 33% of NitroMed’s common stock. In addition, information regarding Archemix’s directors and officers and a more complete description of the interests of NitroMed’s directors and officers will be available in the joint proxy statement/prospectus relating to the merger. A more complete description of the interests of NitroMed’s directors and officers is also available in the definitive proxy statement relating to the sale of the BiDil and BiDil XR drug business.
About GlaxoSmithKline
GlaxoSmithKline — one of the world’s leading research-based pharmaceutical and healthcare companies - is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For company information, visit GlaxoSmithKline at www.gsk.com.
GlaxoSmithKline Forward-Looking Statement
Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’ s operations are described under ‘Risk Factors’ in the ‘Business Review’ in the company’ s Annual Report on Form 20-F for 2007.